UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2014

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 7, 2014, Lilis Energy, Inc. (the “Company”) was notified by its independent registered public accounting firm, Hein & Associates LLP (“Hein”) that it did not wish to stand for re-election.  Upon completion of Hein’s review of the Company’s interim condensed consolidated financial information to be included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, Hein will resign as the Company’s independent registered public accounting firm.

The reports of Hein on the Company’s consolidated financial statements for the years ended December 31, 2013 and 2012 contained no adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles.  On November 7, 2014, the Company, in consultation with Hein, determined that during the fourth quarter of 2013 and the first three quarters of 2014, there existed a material weakness with respect to the operation of the Company’s internal controls relating to the documentation and authorization procedures of certain travel and entertaining expenses incurred by certain past and present officers in those periods. However, there was no disagreement between the Company and Hein with respect to this determination, and Hein has expressed its agreement with the Company’s plan to remediate these prior weaknesses, although the remediated controls have not yet been tested.

During the years ended December 31, 2013 and 2012, and the quarter ended March 31, 2014, there were no disagreements between the Company and Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Hein’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements of the Company for such years.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Hein with a copy of the disclosures it is making in this Report on Form 8-K prior to the time this Report was filed with the SEC. The Company requested that Hein furnish a letter addressed to the SEC stating whether it agrees with the statements made herein. A copy of Hein’s letter dated November 13, 2014 is filed as Exhibit 16.1 to this Report.

Item 8.01 Other Events.

On November 10, 2014, the Company received a letter (the “Letter”) from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq has determined to grant an exception under Listing Rule 5250(c)(1) (the “Rule”) to enable the Company to regain compliance with the Rule. The exception granted in the Letter requires the Company to file on or before January 2, 2015 all delinquent reports. In the event the Company does not satisfy the terms of the exception, Nasdaq will provide written notification that its securities will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel. However, the Company expects that it will be able to regain full compliance with the Rule within the time frame set forth in the Letter.

Item 9.01 Financial Statements and Exhibits.

       (d) Exhibits.

Exhibit No.	Description
16.1	Letter to the Securities and Exchange Commission from Hein & Associates, LLC dated as of November 13, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2014	LILIS ENERGY, INC.

	By:	/s/ Eric Ulwelling
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

16.1*	Letter to the Securities and Exchange Commission from Hein & Associates, LLC dated as of November 13, 2014.

* Furnished herewith.